Exhibit 99.1

Diplomat Provides 2016 Financial Guidance Update

Announces Acquisition of Affinity Biotech

FLINT, Mich., January 9, 2017 /PRNewswire/ — Diplomat Pharmacy, Inc. (NYSE: DPLO), the nation’s largest independent specialty pharmacy, announced updated 2016 financial guidance. The company now expects 2016 revenue and adjusted EBITDA will be at or near the low end of previously announced ranges.

Phil Hagerman, chairman and CEO of Diplomat, commented, “This was a tough year for Diplomat, and as a result of the various industry challenges we faced throughout 2016, we anticipate our full-year financial results to be at or near the low end of our previous expectations. Looking forward, overall industry challenges, continued competition, and weaker than expected FDA approvals in 2016 will ultimately result in a softer 2017 than we previously discussed on our third quarter earnings call. Additionally, we saw a more modest rise in inflation in the fourth quarter of the year, and we expect that trend to continue in 2017.”

Mr. Hagerman further commented, “While we expect 2017 to be a slower growth year, I’m pleased with the progress we have made and will continue to make in cost savings and restructuring initiatives across all sectors of our business. Over the course of 2017, we will continue to pursue further direct contracting opportunities with healthplans and maintain our selectivity when renewing contracts that are not economically beneficial. We also see multiple organic and acquisition opportunities in the higher margin specialty infusion business and additional opportunities in technology and services business segments.”

Diplomat further announced today that it has signed a definitive agreement to acquire Affinity Biotech, Inc., a specialty pharmacy, and infusion services company that provides treatments and nursing services for patients with hemophilia based in Houston, Texas. Under the terms of the agreement, Diplomat will purchase Affinity Biotech for $16 million cash, and up to an additional $4 million in contingent consideration. The closing of the transaction is expected to occur in February 2017. In 2016, Affinity Biotech generated an estimated $27 million in revenue and $3 million in adjusted EBITDA.

Commenting on the acquisition, Mr. Hagerman remarked, “We are very excited to expand Diplomat’s infusion services with the acquisition of Affinity Biotech. This partnership opens growth opportunities with a licensed New York facility to enable brick and mortar presence for the State of New York Medicaid program. According to a 2014 report by the New York State Department of Health, New York Medicaid serves 4.8 million patients. Further, the purchase of a second Texas facility builds upon our service to the state’s 3.7 million Medicaid patients. By adding the Houston and New York City locations we now have a presence in two of the nation’s five largest metro areas. These new resources strengthen Diplomat’s footprint in main geographic markets and make our organic growth opportunities and our services stronger in the evolving specialty pharmacy landscape.”

Presentation Information

As previously announced, Phil Hagerman, Chairman and CEO of Diplomat Pharmacy, is scheduled to present at the 35th Annual J.P. Morgan Healthcare conference on Wednesday, Jan. 11, 2017, at 8:30 a.m. PT. The related presentation materials are available on the investor relations section of the company’s website at ir.diplomat.is.  A live, audio-only webcast of the presentation will also be available on the investor relations section of the company’s website at ir.diplomat.is. The archived webcast and presentation materials will be available for 90 days at the same URL.

About Diplomat

Diplomat Pharmacy, Inc. (NYSE: DPLO) serves patients and physicians in all 50 states. Headquartered in Flint, Michigan, the Company focuses on medication management programs for individuals with complex chronic diseases, including oncology, immunology, hepatitis, multiple sclerosis, specialized infusion therapy and many other serious or long-term conditions. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues — always focused on improving patient care and clinical adherence. For more information, visit www.diplomat.is.

Non-GAAP Information

We define adjusted EBITDA as net income (loss) attributable to Diplomat before interest expense, income taxes, depreciation and amortization, share-based compensation, change in fair value of contingent consideration and other merger and acquisition-related expenses, restructuring and impairment charges, and certain other items that we do not consider indicative of our ongoing operating performance (which are itemized below in the reconciliation to net income).  Adjusted EBITDA is not in accordance with, or an alternative to, accounting principles generally accepted in the United States (“GAAP”).  In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles.  You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items.

We consider adjusted EBITDA to be supplemental measures of our operating performance.  We discuss adjusted EBITDA because it is used by our Board of Directors and management to evaluate our operating performance.  Adjusted EBITDA is also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends and for evaluating the effectiveness of our business strategies.  Further, we believe they assist us, as well as investors, in comparing performance from period to period on a consistent basis.  Other companies in our industry may calculate adjusted EBITDA differently than we do and these calculations may not be comparable to our adjusted EBITDA metrics.

Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact net income, we are unable to reasonably estimate the related impact of such items to net income, the GAAP financial measure most directly comparable to adjusted EBITDA. Accordingly, we are unable to provide a reconciliation of adjusted EBITDA to net income with respect to the updated and forward-looking guidance provided herein. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a significant impact on our full-year 2017 GAAP financial results.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Diplomat’s expectations regarding revenues, adjusted EBITDA, cost-saving efforts, and expectations regarding acquisitions.  The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors; our relationships with key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; revenue concentration of the top specialty drugs we dispense; our ability to maintain relationships with a specified wholesaler and pharmaceutical manufacturer; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to estimate the impact of DIR fees amid considerable uncertainty due to current regulatory efforts and current and future payor disputes; limited experience with acquisitions and our ability to recognize the expected benefits therefrom on a timely basis or at all; and the additional factors set forth in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:
Bob East, Westwicke Partners
443-213-0500 | Diplomat@westwicke.com